UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2008
CHINDEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND		20814

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (301) 215-7777
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective November 11, 2008, Robert C. Low was appointed the Vice President, Finance, Chief Accounting Officer and Controller of Chindex International, Inc. He assumes the posts upon the retirement of Cheryl Chartier as the Controller.
     Mr. Low is a Certified Public Accountant, holding a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. degree in Finance from the University of Houston. Mr. Low, age 54, has been an employee of Chindex since September 2008. Prior to joining Chindex, he was employed by Middlebrook Pharmaceuticals, Inc., which develops anti-infectious drug products, from 2006 to 2008 as Vice President, Chief Financial Officer and Treasurer and from 2003 to 2006 as Corporate Controller. Prior to his employment at Middlebrook, Mr. Low worked in various capacities in public and private accounting.
     Mr. Low’s annual salary is $195,000 and he will be eligible to participate in an annual bonus program. He also has received options to purchase 6,000 shares of Chindex common stock under the Chindex 2007 Stock Incentive Plan, which options vest ratably on the first three anniversaries of the date of grant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 11, 2008

CHINDEX INTERNATIONAL, INC.
By:	/s/ Lawrence Pemble
	Name:	Lawrence Pemble
	Title:	Chief Financial Officer

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